FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
October 31, 2016	Kristina Waugh 318.340.5627
kristina.r.waugh@centurylink.com

CENTURYLINK REPORTS THIRD QUARTER 2016 RESULTS

•	Achieved operating revenues of approximately $4.4 billion, including core revenues[1] of approximately $3.9 billion

•	Generated operating income of $595 million

•	Generated operating cash flow[2] of $1.60 billion and free cash flow[2,3] of $186 million, both excluding special items

•	Achieved net income of $152 million and diluted EPS of $0.28; adjusted net income[2] of $305 million and adjusted diluted EPS[2] of $0.56, excluding special items

•	Increased the number of addressable units capable of receiving 100Mbps and 1Gig speeds by 160,000 and 60,000, respectively, in the quarter
MONROE, La. — CenturyLink, Inc. (NYSE: CTL) today reported results for third quarter 2016.
Consolidated Financial Results
Operating revenues for third quarter 2016 were $4.38 billion compared to $4.55 billion in third quarter 2015. A decline in high-cost support revenues related to the acceptance of Connect America Fund Phase 2 (CAF Phase 2) support payments during third quarter 2015, a substantial portion of which related to a one-time true-up for the first half of the year, along with a decline in legacy1,4 revenues, was partially offset by higher strategic revenues1,4 in third quarter 2016.
Operating expenses decreased to $3.79 billion from $3.90 billion in third quarter 2015 primarily driven by a decline in severance expenses and lower depreciation and amortization expenses, which were partially offset by higher data integration (CPE) costs. Excluding special items (primarily severance costs), operating expenses decreased to $3.78 billion from $3.82 billion in third quarter 2015.
Operating income decreased to $595 million from $656 million in third quarter 2015 primarily due to lower legacy and CAF Phase 2 revenues, which were partially offset by lower operating expenses this quarter compared to the same year-ago period.
Operating cash flow (as defined in our attached supplemental schedules), excluding special items, decreased to $1.60 billion from $1.78 billion in third quarter 2015.

Net income and diluted earnings per share (EPS) were $152 million and $0.28, respectively, for third quarter 2016, compared to $205 million and $0.37, respectively, for third quarter 2015. Net income was lower due to the decline in operating income along with a loss reported in other income associated with the early retirement of debt. The decrease in diluted EPS was due to lower net income partially offset by the impact of the lower number of shares outstanding due to share repurchases in 2015.
Adjusted net income and adjusted diluted EPS (as reflected in our attached supplemental schedule) exclude the after-tax impact of special items, the non-cash after-tax impact of the amortization of certain intangible assets related to major acquisitions since mid-2009, and the non-cash after-tax impact to interest expense relating to the assignment of fair value to the outstanding debt assumed in connection with those acquisitions. Excluding these items, CenturyLink’s adjusted net income for third quarter 2016 was $305 million compared to adjusted net income of $390 million in third quarter 2015. Third quarter 2016 adjusted diluted EPS was $0.56 compared to $0.70 in the year-ago period due to lower adjusted net income partially offset by the impact of the lower number of shares outstanding due to share repurchases in 2015.
The accompanying financial schedules provide additional details regarding the company’s special items and reconciliations of non-GAAP financial measures for the three months and nine months ended September 30, 2016 and 2015.
Segment Financial Results5
Business segment revenues were $2.61 billion, a decrease of 1.1% from third quarter 2015, primarily due to a decline in legacy revenues, which was partially offset by a 6% growth in high-bandwidth data revenues. Strategic revenues were $1.23 billion in the quarter, an increase of 5.1% from third quarter 2015.
Consumer segment revenues were $1.47 billion, a decrease of 2.5% from third quarter 2015, primarily due to a decline in legacy voice revenues, which was partially offset by growth in broadband and Prism® TV revenues. Strategic revenues were $789 million in the quarter, a 3.4% increase over third quarter 2015.
Guidance — Fourth Quarter 2016
CenturyLink expects continued growth in strategic revenues to be offset by anticipated declines in legacy revenues and data integration revenues, resulting in lower fourth quarter 2016 operating revenues compared to third quarter 2016. The company expects fourth quarter 2016 operating cash flow to be relatively flat compared to third quarter 2016 primarily due to the anticipated decline in revenues being offset by lower operating expenses primarily related to the seasonality of outside plant maintenance and utility costs, along with anticipated lower personnel and CPE costs.

Fourth Quarter 2016 (excluding special items)

Operating Revenues	$4.28 to $4.34 billion
Core Revenues	$3.86 to $3.92 billion
Operating Cash Flow	$1.58 to $1.64 billion
Adjusted Diluted EPS	$0.53 to $0.59

All 2016 guidance figures and 2016 outlook statements included in this release (i) speak as of October 31, 2016 only, (ii) exclude the impact of any share repurchases made after September 30, 2016 and (iii) exclude the effects of special items, future impairment charges, future changes in regulation, future changes in tax laws, accounting rules or our accounting policies, unforeseen litigation or contingencies, integration expenses associated with major acquisitions, any changes in our expected pension fundings, any changes in operating or capital plans or other unforeseen events or circumstances that impact our financial performance, and any future mergers, acquisitions, divestitures, joint ventures or other similar business transactions. See “Forward Looking Statements” below. For additional information on how we define certain of the terms used above, see the attached schedules.

Investor Call
CenturyLink also announced today an agreement to acquire Level 3 Communications. Accordingly, CenturyLink will no longer host its earnings call as previously scheduled on November 2, 2016, and will instead discuss its third quarter results on today’s transaction conference call at 8:00 AM ET.

The transaction conference call can be accessed by dialing (866) 610-1072 within the U.S. and (973) 935-2840 for all other locations. The confirmation code is 10841687. Participants should dial in 10 minutes prior to the scheduled start time.

A live webcast of the transaction conference call and associated presentation materials will be available on the investor relations section of the Company’s website at www.centurylink.com.

A replay of the transaction conference call will be available approximately two hours after completion of the conference call through November 14, 2016 and can be accessed by dialing (800) 585-8367 from the U.S. or (404) 537-3406 from outside the U.S. The replay confirmation code is 10841687. The webcast will be archived through November 22, 2016 on the investor relations section of the Company’s website.
Financial, statistical and other information related to the third quarter will also be posted to our website.
Reconciliation to GAAP
This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow, core revenues, adjusted net income, adjusted diluted EPS and adjustments to GAAP measures to exclude the effect of special items. In addition to providing key metrics for management to evaluate the company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the call described above, along with further descriptions of non-GAAP financial measures, will be available in the Investor Relations portion of the company’s website at www.centurylink.com and in the current report on form 8-K that we intend to file later today. Non-GAAP measures are not presented to be replacements or alternatives to the GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. CenturyLink may determine or calculate its non-GAAP measures differently from other companies.
About CenturyLink
CenturyLink (NYSE: CTL) is a global communications, hosting, cloud and IT services company enabling millions of customers to transform their businesses and their lives through innovative technology solutions. CenturyLink offers network and data systems management, Big Data analytics and IT consulting, and operates more than 55 data centers in North America, Europe and Asia. The company provides broadband, voice, video, data and managed services over a robust 250,000-route-mile U.S. fiber network and a 300,000-route-mile international transport network. Visit www.centurylink.com for more information.
Forward Looking Statements
Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected, or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect.

Factors that could affect actual results include but are not limited to: the effects of competition from a wide variety of competitive providers, including lower demand for our legacy offerings; the effects of new, emerging or competing technologies, including those that could make our products less desirable or obsolete; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, interconnection obligations, access charges, universal service, broadband deployment, data protection and net neutrality; our ability to effectively adjust to changes in the communications industry and changes in the composition of our markets and product mix; possible changes in the demand for, or pricing of, our products and services, including our ability to effectively respond to increased demand for high-speed broadband service; our ability to successfully maintain the quality and profitability of our existing product and service offerings and to introduce new offerings on a timely and cost-effective basis; the adverse impact on our business and network from possible equipment failures, service outages, security breaches or similar events impacting our network; our ability to generate cash flows sufficient to fund our financial commitments and objectives, including our capital expenditures, operating costs, debt repayments, dividends, periodic share repurchases, periodic pension contributions and other benefits payments; changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, whether based upon changes in our cash flows, cash requirements, financial performance, financial position, or otherwise; our ability to effectively retain and hire key personnel and to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; increases in the costs of our pension, health, post-employment or other benefits, including those caused by changes in markets, interest rates, mortality rates, demographics or regulations; adverse changes in our access to credit markets on favorable terms, whether caused by changes in our financial position, lower debt credit ratings, unstable markets or otherwise; our ability to maintain favorable relations with our key business partners, suppliers, vendors, landlords and financial institutions; our ability to effectively manage our expansion opportunities; our ability to collect our receivables from financially troubled customers; any adverse developments in legal or regulatory proceedings involving us; changes in tax, communications, pension, healthcare or other laws or regulations, in governmental support programs, or in general government funding levels; the effects of changes in accounting policies or practices, including potential future impairment charges; the effects of terrorism, adverse weather or other natural or man-made disasters; the effects of more general factors such as changes in interest rates, in operating costs, in general market, labor, economic or geo-political conditions (including uncertainty about the long-term prospects of the European Union, China and certain other economies), or in public policy; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission (the “SEC”). For all the reasons set forth above and in our SEC filings, you are cautioned not to place undue reliance upon any of our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any of our forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans without notice at any time and for any reason.

(1)
Core revenues defined as strategic revenues plus legacy revenues (excludes data integration and other revenues) as described further in the attached schedules. Strategic revenues primarily include broadband, Multiprotocol Label Switching (MPLS), Ethernet, Optical Wavelength, colocation, hosting, cloud, video, VoIP and IT services. Legacy revenues primarily include voice, private line (including special access), switched access and Integrated Services Digital Network ("ISDN") and other ancillary services.

(2)	See attachments for non-GAAP reconciliations.
(3)	Beginning first quarter 2016, CenturyLink revised its free cash flow calculation. See attachments for non-GAAP reconciliations.
(4)
Beginning second quarter 2016, private line (including special access) revenues were reclassified from strategic services to legacy services. All historical periods have been restated to reflect this change.

(5)	All references to segment data herein reflect certain adjustments described in the attached schedules.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Three months ended September 30, 2016				Three months ended September 30, 2015
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	items		(Non-GAAP)	reported	items		(Non-GAAP)	as reported	items
OPERATING REVENUES *
Strategic	$2,015	—		2,015	1,929	—		1,929	4.5%	4.5%
Legacy	1,900	—		1,900	2,062	—		2,062	(7.9)%	(7.9)%
Data integration	163	—		163	154	—		154	5.8%	5.8%
Other	304	—		304	409	—		409	(25.7)%	(25.7)%
Total operating revenues	4,382	—		4,382	4,554	—		4,554	(3.8)%	(3.8)%

OPERATING EXPENSES
Cost of services and products	1,996	1	(1)	1,995	1,993	5	(4)	1,988	0.2%	0.4%
Selling, general and administrative	796	7	(1)	789	857	73	(4)	784	(7.1)%	0.6%
Depreciation and amortization	995	—		995	1,048	—		1,048	(5.1)%	(5.1)%
Total operating expenses	3,787	8		3,779	3,898	78		3,820	(2.8)%	(1.1)%

OPERATING INCOME	595	(8)		603	656	(78)		734	(9.3)%	(17.8)%

OTHER (EXPENSE) INCOME
Interest expense	(327)	—		(327)	(329)	—		(329)	(0.6)%	(0.6)%
Other (expense) income, net	(19)	(27)	(2)	8	2	—		2	(1,050.0)%	300.0%
Income tax expense	(97)	13	(3)	(110)	(124)	33	(5)	(157)	(21.8)%	(29.9)%
NET INCOME	$152	(22)		174	205	(45)		250	(25.9)%	(30.4)%
BASIC EARNINGS PER SHARE	$0.28	(0.04)		0.32	0.37	(0.08)		0.45	(24.3)%	(28.9)%
DILUTED EARNINGS PER SHARE	$0.28	(0.04)		0.32	0.37	(0.08)		0.45	(24.3)%	(28.9)%

AVERAGE SHARES OUTSTANDING
Basic	539,806			539,806	554,897			554,897	(2.7)%	(2.7)%
Diluted	540,917			540,917	555,156			555,156	(2.6)%	(2.6)%

DIVIDENDS PER COMMON SHARE	$0.54			0.54	0.54			0.54	—%	—%

SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($4 million), integration costs associated with our acquisition of Qwest ($1 million) and costs associated with a large billing system integration project ($7 million), less an offsetting gain on the sale of a building $4 million.

(2) -	Net loss associated with early retirement of debt ($27 million).
(3) -	Income tax benefit of Items (1) and (2).
(4) -
Includes severance costs associated with reduction in force initiatives ($58 million), integration costs associated with our acquisition of Qwest ($8 million) and litigation and other adjustments associated with pre-acquisition activities of Qwest and Embarq ($12 million).

(5) -	Income tax benefit of Item (4).
*
During the second quarter of 2016, we determined that because of declines due to customer migration to other strategic products and services, certain of our business low-bandwidth data services, specifically our private line (including special access) services in our business segment, are more closely aligned with our legacy services than with our strategic services. As a result, we reflect these operating revenues as legacy services, and we have reclassified certain prior period amounts to conform to this change. The revision resulted in a reduction of revenue from strategic services and a corresponding increase in revenue from legacy services of $389 million for the three months ended September 30, 2015.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Nine months ended September 30, 2016				Nine months ended September 30, 2015
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	items		(Non-GAAP)	reported	items		(Non-GAAP)	as reported	items
OPERATING REVENUES *
Strategic	$6,034	—		6,034	5,761	—		5,761	4.7%	4.7%
Legacy	5,826	—		5,826	6,302	—		6,302	(7.6)%	(7.6)%
Data integration	402	—		402	437	—		437	(8.0)%	(8.0)%
Other	919	—		919	924	—		924	(0.5)%	(0.5)%
Total operating revenues	13,181	—		13,181	13,424	—		13,424	(1.8)%	(1.8)%

OPERATING EXPENSES
Cost of services and products	5,845	5	(1)	5,840	5,863	11	(4)	5,852	(0.3)%	(0.2)%
Selling, general and administrative	2,439	37	(1)	2,402	2,571	140	(4)	2,431	(5.1)%	(1.2)%
Depreciation and amortization	2,958	—		2,958	3,136	—		3,136	(5.7)%	(5.7)%
Total operating expenses	11,242	42		11,200	11,570	151		11,419	(2.8)%	(1.9)%

OPERATING INCOME	1,939	(42)		1,981	1,854	(151)		2,005	4.6%	(1.2)%

OTHER (EXPENSE) INCOME
Interest expense	(998)	—		(998)	(984)	—		(984)	1.4%	1.4%
Other income (expense), net	5	(27)	(2)	32	16	—		16	(68.8)%	100.0%
Income tax expense	(362)	26	(3)	(388)	(346)	55	(5)	(401)	4.6%	(3.2)%
NET INCOME	$584	(43)		627	540	(96)		636	8.1%	(1.4)%
BASIC EARNINGS PER SHARE	$1.08	(0.08)		1.16	0.97	(0.17)		1.14	11.3%	1.8%
DILUTED EARNINGS PER SHARE	$1.08	(0.08)		1.16	0.97	(0.17)		1.14	11.3%	1.8%

AVERAGE SHARES OUTSTANDING
Basic	539,411			539,411	558,502			558,502	(3.4)%	(3.4)%
Diluted	540,493			540,493	559,293			559,293	(3.4)%	(3.4)%

DIVIDENDS PER COMMON SHARE	$1.62			1.62	1.62			1.62	—%	—%

SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($25 million), integration costs associated with our acquisition of Qwest ($8 million) and costs associated with a large billing system integration project ($13 million), less an offsetting gain on the sale of a building $4 million.

(2) -	Net loss associated with early retirement of debt ($27 million).
(3) -	Income tax benefit of Items (1) and (2).
(4) -
Includes severance costs associated with reduction in force initiatives ($90 million), integration costs associated with our acquisition of Qwest ($26 million), the impairment of office buildings ($8 million), regulatory fines associated with a 911 system outage ($15 million) and litigation and other adjustments associated with pre-acquisition activities of Qwest and Embarq ($12 million).

(5) -	Income tax benefit of Item (4).
*
During the second quarter of 2016, we determined that because of declines due to customer migration to other strategic products and services, certain of our business low-bandwidth data services, specifically our private line (including special access) services in our business segment, are more closely aligned with our legacy services than with our strategic services. As a result, we reflect these operating revenues as legacy services, and we have reclassified certain prior period amounts to conform to this change. The revision resulted in a reduction of revenue from strategic services and a corresponding increase in revenue from legacy services of $1.207 billion for the nine months ended September 30, 2015.

CenturyLink, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2016 AND DECEMBER 31, 2015
(UNAUDITED)
(Dollars in millions)
	September 30,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$140	126
Other current assets	2,588	2,524
Total current assets	2,728	2,650

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	40,304	38,785
Accumulated depreciation	(22,464)	(20,716)
Net property, plant and equipment	17,840	18,069

GOODWILL AND OTHER ASSETS
Goodwill	20,766	20,742
Other, net	5,462	6,143
Total goodwill and other assets	26,228	26,885

TOTAL ASSETS	$46,796	47,604

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$1,534	1,503
Other current liabilities	3,199	3,101
Total current liabilities	4,733	4,604

LONG-TERM DEBT	18,184	18,722
DEFERRED CREDITS AND OTHER LIABILITIES	9,987	10,218
STOCKHOLDERS' EQUITY	13,892	14,060

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$46,796	47,604

CenturyLink, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(UNAUDITED)
(Dollars in millions)

	Nine months ended	Nine months ended
	September 30, 2016	September 30, 2015
OPERATING ACTIVITIES
Net income	$584	540
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,958	3,136
Impairment of assets	1	9
Deferred income taxes	32	93
Provision for uncollectible accounts	144	128
Net loss on early retirement of debt	27	—
Share-based compensation	60	57
Changes in current assets and liabilities, net	(129)	198
Retirement benefits	(143)	(134)
Changes in other noncurrent assets and liabilities, net	(41)	(54)
Other, net	19	(17)
Net cash provided by operating activities	3,512	3,956
INVESTING ACTIVITIES
Payments for property, plant and equipment and capitalized software	(2,010)	(2,039)
Cash paid for acquisitions	(24)	(4)
Proceeds from sale of property	22	29
Other, net	—	(8)
Net cash used in investing activities	(2,012)	(2,022)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	2,161	990
Payments of long-term debt	(2,436)	(535)
Net payments on credit facility and revolving line of credit	(325)	(725)
Dividends paid	(876)	(905)
Proceeds from issuance of common stock	5	11
Repurchase of common stock and shares withheld to satisfy tax withholdings	(15)	(541)
Other, net	—	(2)
Net cash used in financing activities	(1,486)	(1,707)
Net increase in cash and cash equivalents	14	227
Cash and cash equivalents at beginning of period	126	128
Cash and cash equivalents at end of period	$140	355

CenturyLink, Inc.
SELECTED SEGMENT FINANCIAL INFORMATION
THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(UNAUDITED)
(Dollars in millions)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015 *	2016	2015 *
Total segment revenues	$4,078	4,145	12,262	12,500
Total segment expenses	2,200	2,165	6,392	6,376
Total segment income	$1,878	1,980	5,870	6,124
Total segment income margin (segment income divided by segment revenues)	46.1%	47.8%	47.9%	49.0%

Business
Revenues *
Strategic services	$1,226	1,166	3,671	3,502
Legacy services	1,217	1,317	3,735	4,054
Data integration	163	153	401	435
Total revenues	2,606	2,636	7,807	7,991
Expenses **
Total expenses	1,544	1,528	4,458	4,495

Segment income	$1,062	1,108	3,349	3,496
Segment income margin	40.8%	42.0%	42.9%	43.7%

Consumer
Revenues
Strategic services	$789	763	2,363	2,259
Legacy services	683	745	2,091	2,248
Data integration	—	1	1	2
Total revenues	1,472	1,509	4,455	4,509
Expenses **
Total expenses	656	637	1,934	1,881

Segment income	$816	872	2,521	2,628
Segment income margin	55.4%	57.8%	56.6%	58.3%

*
During the second quarter of 2016, we determined that because of declines due to customer migration to other strategic products and services, certain of our business low-bandwidth data services, specifically our private line (including special access) services in our business segment, are more closely aligned with our legacy services than with our strategic services. As a result, we reflect these operating revenues as legacy services, and we have reclassified certain prior period amounts to conform to this change. The revision resulted in a reduction of revenue from strategic services and a corresponding increase in revenue from legacy services of $389 million and $1.207 billion (net of $2 million and $6 million of deferred revenue included in other business legacy services) for the three and nine months ended September 30, 2015, respectively.

**
During the first half of 2016, we implemented several changes with respect to the assignment of certain expenses to our reportable segments. We have recast our previously-reported segment results for the three and nine months ended September 30, 2015, to conform to the current presentation. For the three months ended September 30, 2015, the segment expense recast resulted in an increase in consumer expenses of $15 million and a decrease in business expenses of $13 million. For the nine months ended September 30, 2015, the segment expense recast resulted in an increase in consumer expenses of $53 million and a decrease in business expenses of $55 million.

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Three months ended September 30, 2016				Three months ended September 30, 2015
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	items		items	reported	items		items
Operating cash flow and cash flow margin
	Operating income	$595	(8)	(1)	603	656	(78)	(2)	734
	Add: Depreciation and amortization	995	—		995	1,048	—		1,048
	Operating cash flow	$1,590	(8)		1,598	1,704	(78)		1,782

	Revenues	$4,382	—		4,382	4,554	—		4,554

	Operating income margin (operating income divided by revenues)	13.6%			13.8%	14.4%			16.1%

	Operating cash flow margin (operating cash flow divided by revenues)	36.3%			36.5%	37.4%			39.1%

Free cash flow
	Operating cash flow				$1,598				1,782
	Less: Capital expenditures (3)				(740)				(764)
	Less: Cash paid for interest, net of amounts capitalized				(262)				(260)
	Less: Pension and post-retirement impacts (4)				(115)				(115)
	Less: Cash paid for income taxes, net of refunds				(323)				(13)
	Add: Share-based compensation				20				19
	Add: Other income				8				2
	Free cash flow (5)				$186				651

SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($4 million), integration costs associated with our acquisition of Qwest ($1 million) and costs associated with a large billing system integration project ($7 million), less an offsetting gain on the sale of a building $4 million.

(2) -
Includes severance costs associated with reduction in force initiatives ($58 million), integration costs associated with our acquisition of Qwest ($8 million) and litigation and other adjustments associated with pre-acquisition activities of Qwest and Embarq ($12 million).

FREE CASH FLOW
(3) -	Excludes $6 million in second quarter 2016 and $3 million in second quarter 2015 of capital expenditures related to the integration of Qwest and Savvis.
(4) -
2016 includes net periodic pension benefit income of ($18 million), net periodic post-retirement benefit expense of $36 million, contributions to our qualified pension plan trust of ($100 million) and ($2 million) of benefits paid to participants of our non-qualified pension plans. Post-retirement contributions included benefits paid by company ($47 million) offset by participant contributions $14 million and direct subsidy receipts $2 million.

-
2015 includes net periodic pension benefit income of ($21 million), net periodic post-retirement benefit expense of $41 million, contributions to our qualified pension plan trust of ($100 million) and ($2 million) of benefits paid to participants of our non-qualified pension plans. Post-retirement contributions included benefits paid by company ($49 million) offset by participant contributions $14 million and direct subsidy receipts $2 million.

(5) -	Excludes special items identified in items (1) and (2).

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Nine months ended September 30, 2016				Nine months ended September 30, 2015
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	items		items	reported	items		items
Operating cash flow and cash flow margin
	Operating income	$1,939	(42)	(1)	1,981	1,854	(151)	(2)	2,005
	Add: Depreciation and amortization	2,958	—		2,958	3,136	—		3,136
	Operating cash flow	$4,897	(42)		4,939	4,990	(151)		5,141

	Revenues	$13,181	—		13,181	13,424	—		13,424

	Operating income margin (operating income divided by revenues)	14.7%			15.0%	13.8%			14.9%

	Operating cash flow margin (operating cash flow divided by revenues)	37.2%			37.5%	37.2%			38.3%

Free cash flow
	Operating cash flow				$4,939				5,141
	Less: Capital expenditures (3)				(1,995)				(2,031)
	Less: Cash paid for interest, net of amounts capitalized				(922)				(914)
	Less: Pension and post-retirement impacts (4)				(143)				(135)
	Less: Cash paid for income taxes, net of refunds				(344)				(54)
	Add: Share-based compensation				60				57
	Add: Other income				32				16
	Free cash flow (5)				$1,627				2,080

SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($25 million), integration costs associated with our acquisition of Qwest ($8 million) and costs associated with a large billing system integration project ($13 million), less an offsetting gain on the sale of a building $4 million.

(2) -
Includes severance costs associated with reduction in force initiatives ($90 million), integration costs associated with our acquisition of Qwest ($26 million), the impairment of office buildings ($8 million), regulatory fines associated with a 911 system outage ($15 million) and litigation and other adjustments associated with pre-acquisition activities of Qwest and Embarq ($12 million).

FREE CASH FLOW
(3) -	Excludes $15 million in 2016 and $8 million in 2015 of capital expenditures related to the integration of Qwest and Savvis.
(4) -
2016 includes net periodic pension benefit income of ($56 million), net periodic post-retirement benefit expense of $107 million, contributions to our pension plan trust of ($100 million) and ($5 million) of benefits paid to participants of our non-qualified pension plans. Post-retirement contributions included benefits paid by company ($136 million) offset by participant contributions $43 million and direct subsidy receipts $4 million.

-
2015 includes net periodic pension benefit income of ($62 million), net periodic post-retirement benefit expense of $123 million, contributions to our pension plan trust of ($100 million) and ($5 million) of benefits paid to participants of our non-qualified pension plans. Post-retirement contributions included benefits paid by company ($139 million) offset by participant contributions $43 million and direct subsidy receipts $5 million.

(5) -	Excludes special items identified in items (1) and (2).

CenturyLink, Inc.
REVENUES
(UNAUDITED)
(Dollars in millions)

		Three months ended		Nine months ended
		September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Strategic services *
	Business high-bandwidth data services (1)	$744	699	2,235	2,083
	Business hosting services (2)	303	324	915	961
	Other business strategic services (3)	179	143	521	458
	Consumer broadband services (4)	674	658	2,023	1,945
	Other consumer strategic services (5)	115	105	340	314
	Total strategic services revenues	2,015	1,929	6,034	5,761

Legacy services *
	Business voice services (6)	601	638	1,834	1,956
	Business low-bandwidth data services (7)	339	391	1,057	1,213
	Other business legacy services (8)	277	288	844	885
	Consumer voice services (6)	605	664	1,854	2,027
	Other consumer legacy services (9)	78	81	237	221
	Total legacy services revenues	1,900	2,062	5,826	6,302

Data integration
	Business data integration	163	153	401	435
	Consumer data integration	—	1	1	2
	Total data integration revenues	163	154	402	437

Other revenues
	High-cost support revenue (10)	171	284	518	550
	Other revenue (11)	133	125	401	374
	Total other revenues	304	409	919	924

Total revenues		$4,382	4,554	13,181	13,424

(1)	Includes MPLS and Ethernet revenue
(2)	Includes colocation, hosting (including cloud hosting and managed hosting) and hosting area network revenue
(3)	Includes primarily broadband, VoIP, video and IT services revenue
(4)	Includes broadband and related services revenue
(5)	Includes video and other revenue
(6)	Includes local and long-distance voice revenue
(7)	Includes private line (including special access) revenue
(8)	Includes UNEs, public access, switched access and other ancillary revenue
(9)	Includes other ancillary revenue
(10)	Includes CAF Phase 1, CAF Phase 2 and federal and state USF support revenue
(11)	Includes USF surcharges
*
During the second quarter of 2016, we determined that because of declines due to customer migration to other strategic products and services, certain of our business low-bandwidth data services, specifically our private line (including special access) services in our business segment, are more closely aligned with our legacy services than with our strategic services. As a result, we reflect these operating revenues as legacy services, and we have reclassified certain prior period amounts to conform to this change. The revision resulted in a reduction of revenue from strategic services and a corresponding increase in revenue from legacy services of $389 million and $1.207 billion (net of $2 million and $6 million of deferred revenue included in other business legacy services) for the three and nine months ended September 30, 2015, respectively. In addition, our business broadband services remain a strategic service and are included in our other business strategic services.

CenturyLink, Inc.
HOSTING REVENUES AND OPERATING METRICS
(UNAUDITED)

	Three months ended		Nine months ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Hosting Revenue Detail	(In millions)
Colocation	$157	151	468	463
Managed Hosting / Cloud	126	152	384	434
Hosting Area Network	20	21	63	64
Total Hosting Revenue	$303	324	915	961

		As of	As of	As of
		September 30, 2016	June 30, 2016	September 30, 2015
Hosting Data Center Metrics
Number of data centers (1)		58	58	59
Sellable square feet, million sq ft		1.54	1.55	1.59
Billed square feet, million sq ft		1.03	1.02	1.01
Utilization		67%	66%	64%

(1)
We define a data center as any facility where we market, sell and deliver colocation services, managed hosting (including cloud hosting) services, multi-tenant managed services, or any combination thereof.

		As of	As of	As of
		September 30, 2016	June 30, 2016	September 30, 2015

Operating Metrics		(In thousands)
Broadband subscribers		5,950	5,990	6,071
Access lines		11,231	11,413	11,915
Prism TV subscribers		318	311	269

	Our methodology for counting broadband subscribers, access lines and Prism TV subscribers may not be comparable to those of other companies.

CenturyLink, Inc.
SUPPLEMENTAL NON-GAAP INFORMATION - ADJUSTED DILUTED EPS
THREE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015 AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(UNAUDITED)
(Dollars and shares in millions, except per share amounts)

	Three months ended				Nine months ended
	September 30, 2016		September 30, 2015		September 30, 2016		September 30, 2015

Net Income	$152		205		584		540

Less Special Items:
Special items (excluding tax items)	(35)	(1)	(78)	(3)	(69)	(5)	(151)	(7)
Special income tax items and income tax effect of other special items	13	(2)	33	(4)	26	(6)	55	(8)
Total impact of special items	(22)		(45)		(43)		(96)

Net income, excluding special items	174		250		627		636

Add back certain items arising from purchase accounting:
Amortization of customer base intangibles:
Qwest	183		197		561		604
Embarq	15		20		55		69
Savvis	15		15		46		46

Amortization of trademark intangibles	—		—		—		1

Amortization of fair value adjustment of long-term debt:
Embarq	—		1		3		4
Qwest	(3)		(5)		(12)		(17)

Subtotal	210		228		653		707
Tax effect of items arising from purchasing accounting	(79)		(88)		(247)		(270)
Net adjustment, after taxes	131		140		406		437

Net income, as adjusted for above items	$305		390		1,033		1,073

Weighted average diluted shares outstanding	540.9		555.2		540.5		559.3

Diluted EPS (excluding special items)	$0.32		0.45		1.16		1.14

Adjusted diluted EPS as adjusted for the above-listed purchase accounting intangible and interest amortizations (excluding special items)	$0.56		0.70		1.91		1.92

The above non-GAAP schedule presents adjusted net income and adjusted diluted earnings per share (both excluding special items) by adding back to net income and diluted earnings per share certain non-cash expense items that arise as a result of the application of business combination accounting rules to our major acquisitions since mid-2009. Such presentation is not in accordance with generally accepted accounting principles but management believes the presentation is useful to analysts and investors to understand the impacts of growing our business through acquisitions.

(1)
Includes severance costs associated with recent headcount reductions ($4 million), integration costs associated with our acquisition of Qwest ($1 million), costs associated with a large billing system integration project ($7 million) and net loss associated with early retirement of debt ($27 million), less an offsetting gain on the sale of a building $4 million.

(2)	Income tax benefit of Items (1).
(3)
Includes severance costs associated with reduction in force initiatives ($58 million), integration costs associated with our acquisition of Qwest ($8 million) and litigation and other adjustments associated with pre-acquisition activities of Qwest and Embarq ($12 million).

(4)	Income tax benefit of Item (4).
(5)
Includes severance costs associated with recent headcount reductions ($25 million), integration costs associated with our acquisition of Qwest ($8 million), costs associated with a large billing system integration project ($13 million) and net loss associated with early retirement of debt ($27 million), less an offsetting gain on the sale of a building $4 million.

(6)	Income tax benefit of Item (5).
(7)
Includes severance costs associated with reduction in force initiatives ($90 million), integration costs associated with our acquisition of Qwest ($26 million), the impairment of office buildings ($8 million), regulatory fines associated with a 911 system outage ($15 million) and litigation and other adjustments associated with pre-acquisition activities of Qwest and Embarq ($12 million).

(8)	Income tax benefit of Item (7).